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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 25, 2000, with respect to the financial statements of GSI Lumonics Inc.'s Life Sciences Business included in the Registration Statement (Form S-1) and related Prospectus of Packard BioScience Company for the registration of 11,500,000 shares of its common stock.

                                          /s/ Ernst & Young
                                          Ernst & Young
                                          Chartered Accountants

February 7, 2001
Ottawa, Canada